UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B

Palm Desert, CA 92211

(Address of principal executive offices, zip code)

(760) 610-6758

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 5, 2012, Surge Global Energy, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated as of June 5, 2012 (the “Agreement”), with Asher Enterprises, Inc., a Delaware corporation (“Asher”), for the sale of an 8% convertible note in the principal amount of $60,000 (the “Note”), which Agreement was effective upon funding. The financing closed on June 5, 2012 (the “closing” or the “closing date”). The total net proceeds the Company received from this offering were $57,000.

The Note bears interest at the rate of 8% per annum and at the default rate of 22% per annum if not paid when due. All interest and principal must be repaid on or before March 4, 2013 (the “Maturity Date”). Any unpaid portions of the Note are convertible into common stock, par value $0.001 per share, of the Company (“Company Common Stock”), at Asher’s option, beginning 180 days following the date of the Note and ending on the Maturity Date at a 40% discount to the average of the three lowest closing bid prices of the Company Common Stock during the 10 trading day period prior to the conversion date (subject to adjustment in certain events). In the event the Company exercises its right to prepay the Note in full, the Company is required to pay all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the closing date through 120 days thereafter, (ii) 140% if prepaid 121 days following the closing through 150 days following the closing, and (iii) 145% if prepaid 151 days following the closing through 180 days following the closing. At any time after the expiration of 181 days following the date of the Note, the Company has no further right of prepayment. Asher has agreed to restrict its ability to convert the Note and receive shares of Company Common Stock so that the number of shares of Company Common Stock held by it and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of Company Common Stock.

Copies of the Agreement and the Note are filed as Exhibits 10.101 and 10.102, respectively, to this Current Report and are incorporated herein by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Asher is an accredited investor, Asher had access to information about the Company and their investment, Asher took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b) On May 16, 2012, Bruce Gallo retired as a director of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits: The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.101	Securities Purchase Agreement, dated as of June 5, 2012, between Company and Asher Enterprises, Inc.
10.102	Convertible Promissory Note in the principal amount of $60,000 issued by the Company to Asher Enterprises, Inc. on June 5, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: June 19, 2012	By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Chief Executive Officer

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